UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
  _______________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 18, 2016 (February 17, 2016)
KEY ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800
Houston, Texas 77010
(Address of principal executive offices and Zip Code)

713-651-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On February 17, 2016, Key Energy Services, Inc., a Maryland corporation (the “Company”) announced its results for the full year ended December 31, 2015. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference. The information contained in this Item 2.02 (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 17, 2016 Richard J. Alario, the Company’s current Chief Executive Officer, announced that his retirement from the Company will be effective as of March 1, 2016. On this date, Mr. Alario will resign his position as the Company’s Chief Executive Officer and he will resign from all positions with the Company’s board of directors (the “Board”). In connection with Mr. Alario’s retirement from the Board, the Company has also determined to decrease the number of members of the Board from eleven to ten. On February 17, 2016, the Board approved this decrease in Board membership to be effective as of March 1, 2016.
As previously disclosed, the Company’s Board approved a succession plan on August 24, 2015 that anticipated the appointment of Mr. Robert Drummond as the Company’s President and Chief Executive Officer following Mr. Alario’s retirement. Mr. Drummond has served as the Company’s President and Chief Operating Officer since June 22, 2015. On February 17, 2016 the Board approved the promotion of Mr. Drummond to the Company’s President and Chief Executive Officer position in connection with Mr. Alario’s retirement, also effective as of March 1, 2016 (the “Effective Date”).
Mr. Drummond, age 55, was previously employed for 31 years by Schlumberger Limited (NYSE: SLB), where he served in multiple engineering, marketing, operations, and leadership positions throughout North America. His positions at Schlumberger included President of North America from January 2011 to June 2015; President of North America Offshore & Alaska from May 2010 to December 2010; Vice President and General Manager for the US Gulf of Mexico from May 2009 to May 2010; Vice President of Global Sales from July 2007 to April 2009; Vice President and General Manager for US Land from February 2004 to June 2007; Wireline Operations Manager from October 2003 to January 2004; Vice President and General Manager for Atlantic and Eastern Canada from July 2000 to September 2003; and Oilfield Services Sales Manager from January 1998 to June 2000. Mr. Drummond began his career in 1984 with Schlumberger.
Mr. Drummond is a member of the Society of Petroleum Engineers and serves as a Director of the National Ocean Industries Association and is a member of its Executive Committee. In addition, he serves on the Board of Directors for the Petroleum Equipment Suppliers Association and. Formerly, he served on the Board of Directors for the Greater Houston Partnership and on the Board of Trustees for the Hibernia Platform Employees Organization - Newfoundland; and as an advisory board member for each of the University of Houston Global Energy Management Institute, the Texas Tech University Petroleum Engineers and Memorial University’s Oil and Gas Development Partnership. Mr. Drummond received his Bachelors of Science in Mineral Engineering/Petroleum from the University of Alabama in 1983.
The Company entered into an employment agreement with Mr. Drummond dated June 22, 2015, previously disclosed within a Current Report on Form 8-K dated June 22, 2015. Mr. Drummond’s original employment agreement will continue to govern his employment relationship with the Company following his promotion, although commencing on the Effective Date, the Board will increase Mr. Drummond’s annual base salary to $750,000.
On the Effective Date, Mr. Drummond will receive a promotion bonus in the amount of $750,000 that could become payable to him on March 1, 2018 (the “Vesting Date”) if he has remained continually employed by the Company until the Vesting Date (the “Promotion Bonus”). The Promotion Bonus may be settled in cash or in shares of the Company’s common stock, at the Company’s discretion. In the event that the Company incurs a change in control (as defined within the Promotion Bonus agreement attached to this Form 8-K), and Mr. Drummond is terminated by the Company without cause (as defined within the Promotion Bonus agreement attached to this Form 8-K) within the one year period following the change in control event, the Promotion Bonus will receive accelerated pro-rata vesting. The previous description of the Promotion Bonus is qualified in its entirety by reference to the Promotion Bonus agreement filed herein as Exhibit 10.1, and incorporated into this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

10.1	Promotion Bonus Agreement.

99.1	Press release dated February 17, 2016 reporting results for the full year ended December 31, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date:	February 17, 2016	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Promotion Bonus Agreement.
99.1	Press release dated February 17, 2016 reporting results for the full year ended December 31, 2015.

5